January 21, 2008


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by One (1) American
Depositary Receipts
representing Four (4) Ordinary
Shares of Lloyds TSB Group
plc
(Form F-6 File No. 333-155168)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York, as
Depositary for securities against which
American Depositary Receipts are to be
issued, we attach a copy of the new
prospectus (Prospectus) reflecting the
change in name to Lloyds Banking
Group plc of Four (4) Ordinary share
represented by one American
Depositary Share (the Ratio).

As required by Rule 424(e), the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424(b)(3) and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6
Registration Statement, the Prospectus
consists of the ADR certificate with
revised name change for Lloyds TSB
Group.

The Prospectus has been revised to
reflect the new name from Lloyds
TSB Group to Lloyds Banking Group
plc

Effective January 20, 2009 the
Companys Name Changed To Lloyds
Banking Group plc

Please contact me with any questions or
comments at 212 815-8257

Robert Goad
Vice President
The Bank of New York Mellon - ADR
Division
Encl.

CC: Paul Dudek, Esq. (Office of
International Corporate Finance)







Depositary Receipts
101 Barclay Street 22nd Floor West, New York, NY 10286